AMENDMENT NO. 2 TO THE

AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 to that certain Agreement and Plan of Merger by and among Huffy Corporation, HSGC, Inc. and Gen-X Sports Inc. (the “Agreement”) is entered into on July 25, 2002, by and among Huffy Corporation, HSGC, Inc. and Gen-X Sports Inc. to amend the Agreement.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.

Amendment To Agreement.  The parties agree to amend the Agreement as follows:

a.

Amendment to Section 3.1.  Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

3.1

Closing.The closing of the Merger (the “Closing”) shall take place at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Cincinnati, Ohio 45202 at 9:00 A.M. (Eastern time) on the Business Day that the parties hereto designate as the closing date, which such date shall be a day that securities are traded on the New York Stock Exchange and as soon as practicable after the fulfillment or waiver of the conditions set forth in Article VIII in accordance with this Agreement, unless otherwise mutually agreed upon by the parties.

2.

Capitalized Terms.  All capitalized terms not defined herein shall have the same meaning as in the Agreement.

3.

No Other Amendment.  Other than as expressly provided herein and Amendment No. 1 to the Agreement and Plan of Merger, the parties intend no other amendment to the Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

GEN-X SPORTS INC.

By:  /s/Kenneth J. Finkelstein

Name:  Kenneth Finkelstein

Title: Chairman/CFO

HUFFY CORPORATION

By: /s/Robert W. Lafferty

Name: Robert W. Lafferty

Title:  Vice President - Finance

HSGC, INC.

By: /s/Robert W. Lafferty

Name: Robert W. Lafferty

Title: Treasurer

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